Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ACELYRIN, INC. of our report dated March 19, 2025 relating to the financial statements, which appears in ACELYRIN, INC.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
San Diego, California
March 19, 2025
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